EXHIBIT 10.1
                                                             ------------


   April 30, 1998


   Mr. James Lowery
   Telecomm Industries, Inc.
   1743 West Quincy Suite 143
   Naperville, IL  60540

   Dear Mr. Lowery,

        Re: NON-EXCLUSIVE AUTHORIZED DISTRIBUTOR AGREEMENT BETWEEN AMERITECH SERVICES, INC. ("AMERITECH") AND TELECOMM
             INDUSTRIES, INC. ("AD") EFFECTIVE JUNE 1, 1998
             (HEREAFTER REFERRED TO AS THE "AGREEMENT").

        This acknowledges that under the now-in-effect Authorized Distributor Agreement no extension of our product distribution arrangement is allowed without the signing of a new agreement. The purpose of this letter is twofold: i) to set forth our mutual understanding and agreement regarding the continuation of the distribution relationship; and, ii) for the parties to execute this letter as the binding Non-Exclusive Authorized Distributor Agreement between the parties from June 1, 1998 through December 31, 1998. For purposes of identification, this letter of agreement shall be referred to as it is referenced above, in short referred to as the "Agreement".

        1. Ameritech and AD intend to continue their relationship under which AD is granted specific non-exclusive authority to represent Ameritech and certain Ameritech products in a specified Territory, and AD is awarded commissions for sales of said products. Each party agrees that the term of this letter of Agreement is June 1, 1998 through December 31, 1998, provided Ameritech received this letter of Agreement, originally signed by the AD, at the address designated by Ameritech, no later than close of business on May 31, 1998.

        2. Ameritech and AD agree that the rights and obligations of each party which were set forth in the now-in-effect Authorized Distribution Agreement between the parties, dated June 1, 1996 as amended March 2, 1998, accurately describes and sets forth the rights and obligations of each party, and the terms and conditions set forth in that contract shall govern the parties' relationship from June 1, 1998 through December 31, 1998. All terms and conditions of the Non-Exclusive Authorized Distributor Agreement dated June 1, 1996, as amended March 2, 1998 are incorporated by reference as if originally set forth herein, except as follows:
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             a)   SECTION 4.0, "Term" is deleted in its entirety and
                  replaced with the following:

                  "4.0 Term
                  This Agreement shall commence on June 1, 1998 and shall continue through December 31, 1998 unless sooner terminated as provided for elsewhere in this Agreement.

             b)   SECTION 5.1(b) is modified and shall hereafter read:

                  "(b) Unless otherwise provided elsewhere in this Agreement, Ameritech may terminate this Agreement in whole or in part upon fifteen (15) days written notice in the event AD fails to perform or commits a breach of any term or condition of this Agreement. The parties agree this shall be deemed termination for cause.

             c)   SECTION 6.9.
                  AD agrees that it shall be responsible (through written agreement or otherwise) for ensuring that every seller who promotes or sells Ameritech products or services on behalf of AD in the Territory is in compliance with the terms and conditions of this Agreement which relate to sales practices and limitation, including, without limitation, compliance with the Section 6.4 and Section
                  3.0 of this Agreement. AD shall furnish to Ameritech such materials and documentation reasonably requested by Ameritech related to this duty."

        My signature below, and AD's countersignature is evidence of our intending to be bound, and we hereby warrant and attest to our authority to bind our respective companies to the foregoing.


   AMERITECH                               TELECOMM INDUSTRIES


   /s/ Rhonda Stenulson                    /s/ James M. Lowery
   --------------------------              ----------------------------
       Rhonda Stenulson                        James M. Lowery

           Director                               Chairman/CEO
   --------------------------              ----------------------------
            TITLE                                    TITLE

           6-1-98                                  May 21, 1998
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            DATE                                      DATE